Exhibit 21.1
LIST OF SUBSIDIARIES FORTREA HOLDINGS INC.
(As of May 10, 2023)

NAME OF ENTITY	JURISDICTION
Fortrea Argentina S.A.	Argentina
Fortrea Australia Pty Ltd	Australia
Fortrea Austria GmbH	Austria
Fortrea Belgium SRL	Belgium
Fortrea Brazil Limitada	Brazil
Fortrea Canada Inc.	Canada
Fortrea Chile Limitada	Chile
Fortrea Pharmaceutical Research & Development (Beijing) Co Ltd and its branches	China
Fortrea Colombia Ltda.	Colombia
Fortrea Costa Rica SRL	Costa Rica
Fortrea Denmark ApS	Denmark
Fortrea France SARL	France
Fortrea Germany GmbH	Germany
Fortrea Guatemala SA	Guatemala
Fortrea Hong Kong Limited	Hong Kong
Fortrea Hungary kft	Hungary
Labcorp Clinical Development Private Limited expected to be renamed Fortrea Clinical Development Pvt Ltd	India
Labcorp Drug Development India Private Limited expected to be renamed Fortrea India Pvt Ltd	India
Labcorp Scientific Services & Solutions Private Limited expected to be renamed Fortrea Scientific Pvt Ltd	India
Labcorp Endpoint India Private Limited expected to be renamed Endpoint eClinical India Pvt Ltd	India
Fortrea Ireland Ltd	Ireland
Fortrea Japan KK	Japan
Labcorp Korea Limited expected to be renamed Fortrea Korea Limited	Republic Of Korea
Fortrea Malaysia Sdn Bdn	Malaysia
Fortrea Clinical Development Mexico S.DeR.L.DeC.V.	Mexico
Fortrea Netherlands BV	Netherlands
Fortrea New Zealand Limited	New Zealand
Fortrea Peru SA	Peru

Fortrea Philippines Inc.	Philippines
Fortrea Poland Sp z o.o.	Poland
Fortrea Singapore Ptd Ltd	Singapore
Fortrea South Africa (Pty) Ltd	South Africa
Fortrea Spain SAU	Spain
Fortrea Switzerland AG	Switzerland
Fortrea Taiwan Limited	Taiwan, Province Of China
Fortrea (Thailand) Limited	Thailand
Fortrea Turkey Klinik Araştırma Limited Şirketi (Fortrea Turkey Clinical Study Limited Company)	Turkey
Fortrea Data Sciences Ukraine LLC	Ukraine
Fortrea Development Ukraine LLC	Ukraine
Labcorp Endpoint (UK) Limited expected to be renamed Endpoint Clinical (UK) Limited	United Kingdom
Fortrea Clinical Research Unit Ltd	United Kingdom
Fortrea Development Ltd and its branches	United Kingdom
Fortrea UK Holdings Ltd	United Kingdom
Labcorp Endpoint Clinical Inc. expected to be renamed Endpoint Clinical Inc.	United States – Delaware
Fortrea Asia-Pacific Inc.	United States – Delaware
Fortrea CRU Inc.	United States – Delaware
Fortrea Holdings Inc.	United States – Delaware
Fortrea Inc.	United States – Delaware
Fortrea Latin America Inc.	United States – Delaware
Fortrea Patient Access Inc.	United States – Delaware
Fortrea Specialty Pharmacy LLC	United States – Delaware
Fortrea Clinical Research Unit Inc.	United States – Florida
Fortrea GP, Inc.	United States – Nevada

Fortrea Research Holdings LLC	United States – Nevada
Fortrea Clinical Research LP	United States – Texas